UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  May 19, 2010

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
 (Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

On May 19, 2010, Plug Power Inc. (the “Company”) held its annual meeting of shareholders, at which the Company’s shareholders voted on the election of one Class II director that had been nominated for election by the Company’s Board of Directors and to ratify the audit committee’s appointment of KPMG LLP as the Company’s independent auditors for 2010.  For more information on these proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2010.

The shareholders elected George C. McNamee as Class II director, to serve on the Company’s Board of Directors until the annual meeting of shareholders to be held in 2013 and voted to ratify the audit committee’s appointment of KPMG LLP as the Company’s independent auditors for 2010.  The tabulation of votes with respect to the election of George C. McNamee and the ratification of the audit committee’s appointment of KPMG LLP was as follows:

Election of Class II Directors:	Votes For	Votes Withheld	Broker Non-Votes
George C. McNamee, 2010	58,805,279	13,051,366	28,329,078

	Votes For	Votes Against	Abstain
Ratification of Ernst & Young LLP	99,198,653	693,738	293,332

Following the meeting, the Company’s Board of Directors consisted of George C. McNamee (Chairman), Gary K. Willis, Maureen O. Helmer, Larry G. Garberding, Andrew Marsh and Jeffrey Drazan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: May 25, 2010	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer